EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the continued incorporation by reference in the registration statements of Aphton Corporation on Forms S-3 (File Nos. 33-77286, 333-00586, and 33-31217) of our reports on our audits of the financial statements of Aphton Corporation, which reports are included in Annual Report on Form 10-K incorporated by reference in those registration statements, which are being amended by the post-effective amendment to be filed on or about January 30, 1998.

                                           COOPERS & LYBRAND L.L.P.
                                           /s/ Coopers & Lybrand L.L.P.


Honolulu, Hawaii
January 30, 1998